EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-167170 on Form S-8 and Registration Statement No. 333-261843 on Form S-3 of our reports dated February 26, 2024, relating to the financial statements of The Wendy’s Company and the effectiveness of The Wendy’s Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K of The Wendy’s Company for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP
Columbus, Ohio
February 26, 2024